CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Tech Laboratories, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Tech Laboratories, Inc., of our report dated April 14, 2003 relating to the financial statements of Tech Laboratories, Inc. appearing in the Annual Report on Form 10-KSB of Tech Laboratories, Inc. for the year ended December 31, 2002.

/s/ Charles J. Birnberg
-------------------------------------
Charles J. Birnberg, CPA
Certified Public Accountants



West Paterson, New Jersey
September 18, 2003